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                                                                     Exhibit 3.1

                          FIRST ARTICLES OF AMENDMENT
                                      to
                   Articles Supplementary dated May 17, 1995
                                      of
                        SECURITY CAPITAL PACIFIC TRUST

     The undersigned, being all of the members of the Board of Trustees of Security Capital Pacific Trust, a Maryland real estate investment trust (the "Trust"), do hereby certify pursuant to the provisions of Section 1 of the Articles Supplementary dated as of May 17, 1995 (the "Articles Supplementary"), and Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution to amend the Articles Supplementary as hereafter set forth and that the Trustees have approved such amendments by unanimous written consent.

     Therefore, the Articles Supplementary are hereby amended by amending and restating Section 1 thereof in its entirety as follows:

          Section 1. Number of Shares and Designation. This class of Preferred Shares shall be designated as Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares'' and the number of shares which shall constitute such series shall not be more than 4,200,000 shares, par value $1.00 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Trust's obligations under options, warrants or similar rights issued by the Trust) from time to time by the Board of Trustees.

     Each undersigned Trustee acknowledges these First Articles of Amendment to be the act of the Trust and further, as to all matters or facts required to be verified under oath, each such Trustee acknowledges that to the best of his knowledge, information and belief, these matters and fact are true in all material respects and that this statement is made under the penalties of perjury.
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     IN WITNESS WHEREOF, the undersigned, being all of the members of the Board of Trustees of the Trust, have hereunto set their hand as of this 31st day of June, 1995.

                                       /s/ C. Ronald Blankenship
                                       -------------------------
                                       C. Ronald Blankenship, Trustee


                                       /s/ Calvin K. Kessler
                                       ---------------------
                                       Calvin K. Kessler, Trustee


                                       /s/ James H. Polk III
                                       ---------------------
                                       James H. Polk III, Trustee


                                       /s/ John C. Schweitzer
                                       ----------------------
                                       John C. Schweitzer, Trustee


                                       /s/ William G. Myers
                                       --------------------
                                       William G. Myers, Trustee


                                       /s/ John T. Kelley, III
                                       -----------------------
                                       John T. Kelley, III, Trustee


                                       /s/ James A. Cardwell
                                       ---------------------
                                       James A. Cardwell, Trustee